Exhibit 10.7
EXECUTION COPY
PURCHASE AND SALE AGREEMENT
by and between
FIFTH STREET FUNDING, LLC,
as the Purchaser
and
FIFTH STREET FINANCE CORP.,
as the Seller
Dated as of November 16, 2009

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TABLE OF CONTENTS
(cont’d)
SCHEDULES AND EXHIBITS

Schedule I	—	Sale Portfolio List

Exhibit A	—	Form of Loan Assignment
Exhibit B	—	Form of Officer’s Purchase Date Certificate
Exhibit C	—	Form of Power of Attorney for Seller

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PURCHASE AND SALE AGREEMENT
          THIS PURCHASE AND SALE AGREEMENT, dated as of November 16, 2009, by and between FIFTH STREET FINANCE CORP., a Delaware corporation, as the seller (the “Seller”) and FIFTH STREET FUNDING, LLC, a Delaware limited liability company, as the purchaser (the “Purchaser”).
WITNESSETH:
          WHEREAS, the Purchaser has agreed to Purchase (as hereinafter defined) from the Seller from time to time, and the Seller has agreed to Sell (as hereinafter defined) to the Purchaser from time to time, certain Loan Assets and Portfolio Assets related thereto on the terms set forth herein;
          WHEREAS, it is contemplated that the Loan Assets and Portfolio Assets Purchased hereunder may be Pledged by the Purchaser pursuant to the Loan and Servicing Agreement (as defined herein) and the related Transaction Documents, to the Collateral Agent, for the benefit of the Secured Parties; and
          WHEREAS, the Seller agrees that all representations, warranties, covenants and agreements made by the Seller herein with respect to the Sale Portfolio shall also be for the benefit of any Secured Party.
          NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Purchaser and the Seller, intending to be legally bound, hereby agree as follows:
ARTICLE I.
DEFINITIONS
     Section 1.1. General. The specific terms defined in this Article include the plural as well as the singular. Words herein importing a gender include the other gender. References herein to “writing” include printing, typing, lithography and other means of reproducing words in visible form. References to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the Loan and Servicing Agreement (as hereinafter defined). References herein to Persons include their successors and assigns permitted hereunder or under the Loan and Servicing Agreement. The terms “include” or “including” mean “include without limitation” or “including without limitation”. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement. References to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision. Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the Loan and Servicing Agreement, provided that, if, within such definition in the Loan and Servicing Agreement a further term is used which is defined herein, then such further term shall have the meaning given to such further term herein.
     Section 1.2. Specific Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:
          “Agreement” means this Purchase and Sale Agreement, as the same may be amended, restated, waived, supplemented and/or otherwise modified from time to time hereafter.
          “Available Collections” means all cash collections and other cash proceeds with respect to any Loan Asset, including, without limitation, all Principal Collections, all Interest Collections, all proceeds of any sale or disposition with respect to such Loan Asset, cash proceeds or other funds received by the Seller or the Servicer with respect to any Underlying Collateral (including from any guarantors).
          “Early Termination” has the meaning specified in Section 8.1.
          “Facility Financing Statements” has the meaning specified in Section 3.1(iv).
          “Indemnified Amounts” has the meaning specified in Section 9.1(a).
          “Indemnified Party” has the meaning specified in Section 9.1(a).
          “Loan and Servicing Agreement” means that certain Loan and Servicing Agreement, dated as of the Closing Date, by and among the Purchaser, as the Borrower, the Seller, as the Servicer and the Transferor, Wells Fargo Securities, LLC, as the Administrative Agent, each of the Conduit Lenders and Institutional Lenders from time to time party thereto, each of the Lender Agents from time to time party thereto and Wells Fargo Bank, National Association, as the Collateral Agent, as the Account Bank and as the Collateral Custodian, as such may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof.
          “Loan Asset” means any loan listed on Schedule I hereto, as the same may be amended, supplemented, restated or replaced from time to time, and all accounts, payment intangibles, instruments and other property related to the foregoing.
          “Loan Assignment” means a Loan Assignment executed by the Seller, substantially in the form of Exhibit A attached hereto.
          “Non-Consolidation/True Sale Opinion” has the meaning specified in Section 4.1(jj).
          “Pension Plan” has the meaning specified in Section 4.1(r).

          “Portfolio Assets” means all Loan Assets owned by the Seller, together with all proceeds thereof and other assets or property related thereto, including all right, title and interest of the Seller in and to:
          (a) any amounts on deposit in any cash reserve, collection, custody or lockbox accounts securing the Loan Assets;
          (b) all rights with respect to the Loan Assets to which the Seller is entitled as lender under the applicable Loan Agreement;
          (c) any Underlying Collateral securing a Loan Asset and all Recoveries related thereto, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof accruing after the applicable Cut-Off Date and all liquidation proceeds;
          (d) all Required Loan Documents, the Loan Asset Files related to any Loan Asset, any Records, and the documents, agreements, and instruments included in the Loan Asset Files or Records;
          (e) all Insurance Policies with respect to any Loan Asset;
          (f) all Liens, guaranties, indemnities, warranties, letters of credit, accounts, bank accounts and property subject thereto from time to time purporting to secure or support payment of any Loan Asset, together with all UCC financing statements, mortgages or similar filings signed or authorized by an Obligor relating thereto;
          (g) all records (including computer records) with respect to the foregoing; and
          (h) all collections, income, payments, proceeds and other benefits of each of the foregoing.
          “Purchase” means a purchase by the Purchaser of an Eligible Loan Asset and the related Portfolio Assets from the Seller pursuant to Article II.
          “Purchase Date” has the meaning specified in Section 2.1(b).
          “Purchase Price” has the meaning specified in Section 2.2.
          “Purchaser” has the meaning specified in the Preamble.
          “Purchaser Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any class of membership interests of the Purchaser now or hereafter outstanding, except a dividend paid solely in interests of that class of membership interests or in any junior class of membership interests of the Purchaser; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests of the Purchaser now or hereafter outstanding, (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of the Purchaser now or hereafter outstanding, and (iv) any payment of management fees by the

Purchaser. For the avoidance of doubt, (x) payments and reimbursements due to the Servicer in accordance with the Transaction Documents do not constitute Purchaser Restricted Junior Payments, and (y) distributions by the Purchaser to holders of its membership interests of Loan Assets or of cash or other proceeds relating thereto which have been substituted by the Purchaser in accordance with the Loan and Servicing Agreement shall not constitute Purchaser Restricted Junior Payments.
          “Replaced Loan Asset” has the meaning specified in Section 6.2(b)(i).
          “Repurchase Price” means, with respect to a Loan Asset to be repurchased pursuant to Article VI hereof, (i) the greater of (a) an amount equal to the Purchase Price less all Principal Collections received in respect of such Loan Asset from the Purchase Date to the date of repurchase hereunder and (b) an amount equal to the Advance Date Assigned Value multiplied by the Outstanding Balance of such Loan Asset, plus (ii) all Hedge Breakage Costs arising as a result thereof and owed to the relevant Hedge Counterparty for any termination of one or more Hedge Transactions, in whole or in part, as required by the terms of any Hedging Agreement plus any expenses or fees with respect to such Loan Asset and costs and damages incurred by the Administrative Agent or by any Lender in connection with any violation by such Loan Asset of any predatory or abusive lending law which is an Applicable Law.
          “Sale” and “Sell” have the meanings specified in Section 2.1(a), and the term “Sold” shall have the corresponding meaning.
          “Sale Portfolio” means all right, title, and interest (whether now owned or hereafter acquired or arising, and wherever located) of the Seller in the property identified below in clauses (i) through (iii) and all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, or other property consisting of, arising out of, or related to any of the following (in each case excluding the Retained Interest and the Excluded Amounts):
          (i) the Loan Assets, and all monies due or to become due in payment under such Loan Assets on and after the related Cut-Off Date, including, but not limited to, all Available Collections;
          (ii) the Portfolio Assets with respect to the Loan Assets referred to in clause (i); and
          (iii) all income and Proceeds of the foregoing.
          “Schedule I” means the schedule of all Sale Portfolio that is Sold by the Seller to the Purchaser on a Purchase Date, as supplemented on any subsequent Purchase Date by the “Schedule I” attached to the applicable Loan Assignment, and incorporated herein by reference, as such schedule may be supplemented and amended from time to time pursuant to the terms hereof, which schedule shall, together with all supplements and amendments thereto, be included in and made part of the Loan Asset Schedule attached to the Loan and Servicing Agreement.

          “SEC” has the meaning specified in Section 5.2(n)(i).
          “Seller Purchase Event” means with respect to any Loan Asset, the occurrence of a breach of the Seller’s representations and warranties under Section 4.2 on the Cut-Off Date for such Loan Asset.
          “Seller Termination Event” has the meaning specified in Section 8.1(a).
          “Substitute Eligible Loan Asset” has the meaning specified in Section 6.2(a).
          “Substitution” has the meaning specified in Section 6.2(a).
          “Transfer Taxes” means any tax, fee or governmental charge payable by the Purchaser, the Seller or any other Person to any federal, state or local government arising from or otherwise related to the Sale of any Loan Asset, the related Underlying Collateral (if any) and/or any other related Portfolio Assets from the Seller to the Purchaser under this Agreement (excluding taxes measured by net income).
     Section 1.3. Other Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.
     Section 1.4. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. Reference to days or days without further qualification means calendar days. Reference to any time means New York, New York time.
     Section 1.5. Certain References. All references to the Outstanding Balance of a Loan Asset as of a Purchase Date shall refer to the close of business on such day.
ARTICLE II.
SALE AND PURCHASE OF THE ELIGIBLE LOAN ASSETS
AND OTHER PORTFOLIO ASSETS
     Section 2.1. Sale and Purchase of the Eligible Loan Assets and the Other Portfolio Assets.
          (a) Subject to the terms and conditions of this Agreement (including the conditions to Purchase set forth in Article III), on and after the Closing Date, the Seller hereby agrees to (i) sell, transfer and otherwise convey (collectively, “Sell” and any such sale, transfer and/or other conveyance, a “Sale”), from time to time, to the Purchaser, without recourse (except to the extent specifically provided herein), and the Purchaser hereby agrees to purchase, all right, title and interest of the Seller (whether now owned or hereafter acquired or arising, and wherever located) in and to certain Sale Portfolio designated by the Seller and (ii) transfer, or cause the deposit into, the Collection Account of all Available Collections received by the Seller on account of any Sale Portfolio hereunder on and after the Purchase Date with respect to such Sale Portfolio, in each case, within one Business Day of the receipt thereof. The Seller hereby acknowledges that each Sale to the Purchaser hereunder is absolute and irrevocable, without reservation or retention of any interest whatsoever by the Seller.
          (b) The Seller shall on or prior to any Business Day prior to a Seller Termination Event (each a “Purchase Date”) execute and deliver to the Purchaser a proposed Loan Assignment identifying the Sale Portfolio to be Sold by the Seller to the Purchaser on such Purchase Date. From and after such Purchase Date, the Sale Portfolio listed on Schedule I to the related Loan Assignment shall be deemed to be listed on Schedule I hereto and constitute part of the Sale Portfolio hereunder.
          (c) On or before any Purchase Date with respect to the Sale Portfolio to be acquired by the Purchaser on such date, the Seller shall provide the Purchaser with an Officer’s Certificate, in the form of Exhibit B hereto, signed by a duly authorized Responsible Officer certifying, as of such Purchase Date, to each of the items in Section 4.2.
          (d) On and after each Purchase Date hereunder and upon payment of the Purchase Price therefor, the Purchaser shall own the Sale Portfolio Sold by the Seller to the Purchaser on such Purchase Date, and the Seller shall not take any action inconsistent with such ownership and shall not claim any ownership interest in such Sale Portfolio.
          (e) Except as specifically provided in this Agreement, the Sale and Purchase of the Sale Portfolio under this Agreement shall be without recourse to the Seller; it being understood that the Seller shall be liable to the Purchaser for all representations, warranties, covenants and indemnities made by the Seller pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Seller for the credit risk of the Obligors.
          (f) Neither the Purchaser nor any assignee of the Purchaser (including the Secured Parties) shall have any obligation or liability to any Obligor or client of the Seller (including any obligation to perform any obligation of the Seller, including with respect to any other related agreements) in respect of the Sale Portfolio (other than with respect to funding obligations to Obligors pursuant to the terms of the applicable Loan Agreement for Revolving Loan Assets and Delayed Draw Loan Assets, as applicable, which shall solely be an obligation of the Purchaser and not any of the Secured Parties). No such obligation or liability is intended to be assumed by the Purchaser or any assignee of the Purchaser (including the Secured Parties) and any such assumption is expressly disclaimed. Without limiting the generality of the foregoing, the Sale of the Sale Portfolio by the Seller to the Purchaser pursuant to this Agreement does not constitute and is not intended to result in a creation or assumption by the Purchaser or any assignee of the Purchaser (including the Secured Parties), of any obligation of the Seller, as lead agent, collateral agent or paying agent under any Agented Note.
          (g) In connection with each Purchase of Sale Portfolio hereunder, the Seller shall cause to be delivered to the Collateral Custodian (with a copy to the Administrative Agent), no later than 2:00 p.m. one Business Day prior to the related Purchase Date, a faxed or e-mailed copy of the duly executed original promissory notes of the Loan Assets (and, in the case of any

Noteless Loan Asset, a fully executed assignment agreement) and if any Loan Assets are closed in escrow, a certificate (in the form of Exhibit K to the Loan and Servicing Agreement) from the closing attorneys of such Loan Assets certifying the possession of the Required Loan Documents; provided that, notwithstanding the foregoing, the Seller shall cause the Loan Asset Checklist and the Required Loan Documents to be in the possession of the Collateral Custodian within five Business Days after the related Purchase Date.
          (h) In accordance with the Loan and Servicing Agreement, certain documents relating to Sale Portfolio shall be delivered to and held in trust by the Collateral Custodian for the benefit of the Purchaser and its assignees, and the Purchaser hereby instructs the Seller to cause such documents to be delivered to the Collateral Custodian. Such delivery to the Collateral Custodian of such documents and the possession thereof by the Collateral Custodian is at the will of the Purchaser and its assignees and in a custodial capacity for their benefit only.
          (i) The Seller shall provide all information, and any other reasonable assistance, to the Servicer, the Collateral Custodian and the Collateral Agent necessary for the Servicer, the Collateral Custodian and the Collateral Agent, as applicable, to conduct the management, administration and collection of the Sale Portfolio Purchased hereunder in accordance with the terms of the Loan and Servicing Agreement.
          (j) In connection with the Purchase by the Purchaser of Sale Portfolio as contemplated by this Agreement, the Seller further agrees that it shall, at its own expense, indicate clearly and unambiguously in its computer files on or prior to each Purchase Date, and its financial statements, that such Sale Portfolio has been purchased by the Purchaser in accordance with this Agreement.
          (k) The Seller further agrees to deliver to the Purchaser on or before each Purchase Date a computer file containing a true, complete and correct list of all Loan Assets to be Sold hereunder on such Purchase Date, identified by Obligor’s name and Outstanding Balance as of the related Cut-Off Date. Such file or list shall be marked as Schedule I to the applicable Loan Assignment and shall be delivered to the Purchaser as confidential and proprietary, and is hereby incorporated into and made a part of Schedule I to this Agreement, as such Schedule I may be supplemented and amended from time to time.
          (l) The Seller shall, at all times, continue to fulfill its obligations under, and in strict conformance with, the terms of all Loan Agreements (other than with respect to funding obligations to Obligors in connection with Revolving Loan Assets and Delayed Draw Loan Assets, as applicable) related to any Sale Portfolio purchased hereunder, including without limitation any obligations pertaining to any Retained Interest.
          (m) The Seller and the Purchaser each acknowledge with respect to itself that the representations and warranties of the Seller in Sections 4.1 and 4.2 hereof and of the Purchaser in Section 4.3 hereof, and the covenants and agreements of the Seller herein, including without limitation, in Article V and Article VI hereof, will run to and be for the benefit of the Purchaser and the Collateral Agent (on behalf of the Secured Parties) and the Collateral Agent (on behalf of the Secured Parties) may enforce directly (without joinder of the Purchaser when enforcing against the Seller), the obligations of the Seller or the Purchaser, as applicable, with respect to breaches of such representations, warranties, covenants and all other obligations as set forth in this Agreement.
     Section 2.2. Purchase Price.
          The purchase price for each item of Sale Portfolio Sold to the Purchaser hereunder (the “Purchase Price”) shall be in a dollar amount equal to the fair market value of such Loan Asset as determined from time to time by the Seller and the Purchaser. Each of the Purchaser and the Seller hereby agree that the fair market value of each Loan Asset Sold hereunder as of the related Purchase Date shall not be less than the Advance Date Assigned Value thereof multiplied by the Outstanding Balance of such Loan Asset on the related Purchase Date.
     Section 2.3. Payment of Purchase Price.
          (a) The Purchase Price for any Sale Portfolio Sold by the Seller to the Purchaser on any Purchase Date shall be paid in a combination of: (i) immediately available funds; and (ii) if the Purchaser does not have sufficient funds to pay the full amount of the Purchase Price (after taking into account the proceeds the Purchaser expects to receive pursuant to the Advances under the Loan and Servicing Agreement), by means of a capital contribution by the Seller to the Purchaser.
          (b) The portion of such Purchase Price to be paid in immediately available funds shall be paid by wire transfer on the applicable Purchase Date to an account designated by the Seller on or before such Purchase Date or by means of proper accounting entries being entered upon the accounts and records of the Seller and the Purchaser on the applicable Purchase Date.
          (c) In connection with each delivery of a Loan Assignment, the Seller hereunder shall be deemed to have certified, with respect to the Sale Portfolio to be Sold by it on such day, that its representations and warranties contained in Sections 4.1 and 4.2 are true and correct in all respects on and as of such day, with the same effect as though made on and as of such day (other than any representation or warranty that is made as of a specific date), that no Event of Default has occurred or would result therefrom and no Unmatured Event of Default exists or would result therefrom.
          (d) Upon the payment of the Purchase Price for any Purchase, title to the Sale Portfolio included in such Purchase shall vest in the Purchaser, whether or not the conditions precedent to such Purchase and the other covenants and agreements contained herein were in fact satisfied; provided that the Purchaser shall not be deemed to have waived any claim it may have under this Agreement for the failure by the Seller in fact to satisfy any such condition precedent, covenant or agreement.

     Section 2.4. Nature of the Sales.
          (a) It is the express intent of the parties hereto that the Sale of the Sale Portfolio by the Seller to the Purchaser hereunder be, and be treated for all purposes (other than tax and accounting purposes) as an absolute sale by the Seller (free and clear of any Lien, security interest, charge or encumbrance other than Permitted Liens) of such Sale Portfolio. It is, further, not the intention of the parties that such Sale be deemed a pledge of the Sale Portfolio by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Sale Portfolio is held to continue to be property of the Seller, then the parties hereto agree that: (i) this Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC; (ii) the transfer of the Sale Portfolio provided for in this Agreement shall be deemed to be a grant by the Seller to the Purchaser of a first priority security interest (subject only to Permitted Liens) in all of the Seller’s right, title and interest in and to the Sale Portfolio and all amounts payable to the holders of the Sale Portfolio in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the Controlled Accounts, whether in the form of cash, instruments, securities or other property, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of the Sale Portfolio together with all of the other obligations of the Seller hereunder; (iii) the possession by the Purchaser (or the Collateral Custodian on behalf of the Collateral Agent, for the benefit of the Secured Parties) of Sale Portfolio and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv), for purposes of perfecting the security interest pursuant to the UCC; and (iv) acknowledgements from Persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under Applicable Law. The parties further agree in such event that any assignment of the interest of the Purchaser pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created pursuant to the terms of this Agreement. The Purchaser shall, to the extent consistent with this Agreement and the other Transaction Documents, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Sale Portfolio, such security interest would be deemed to be a perfected security interest of first priority (subject only to Permitted Liens) under Applicable Law and will be maintained as such throughout the term of this Agreement. The Purchaser shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other Applicable Law, which rights and remedies shall be cumulative.
          (b) It is the intention of each of the parties hereto that the Sale Portfolio Sold by the Seller to the Purchaser pursuant to this Agreement shall constitute assets owned by the Purchaser and shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy or similar law.
          (c) The Purchaser agrees to treat, and shall cause the Seller to treat, for all purposes (other than tax and accounting purposes), the transactions effected by this Agreement as sales of assets to the Purchaser. The Seller agrees to reflect in the Seller’s financial records and to include a note in the publicly filed annual and quarterly financial statements of Fifth Street indicating that: (i) assets related to transactions (including transactions pursuant to the Transaction Documents) that do not meet SFAS 140 requirements for accounting sale treatment are reflected in the consolidated balance sheet of Fifth Street as finance receivables pledged and non-recourse, secured borrowings and (ii) those assets are owned by a special purpose entity that is consolidated in the financial statements of Fifth Street, and the creditors of that special purpose entity have received ownership and/or security interests in such assets and such assets are not intended to be available to the creditors of sellers (or any affiliate of the sellers) of such assets to that special purpose entity.
ARTICLE III.
CONDITIONS OF SALE AND PURCHASE
     Section 3.1. Conditions Precedent to Effectiveness. This Agreement shall be effective upon the satisfaction of the conditions precedent that the Purchaser shall have received on or before the Closing Date, in form and substance satisfactory to the Purchaser, all of the following:
          (i) a copy of this Agreement duly executed by each of the parties hereto;
          (ii) a certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, certifying (A) the names and true signatures of the incumbent officers of the Seller authorized to sign on behalf of the Seller this Agreement, the Loan Assignments and all other documents to be executed by the Seller hereunder or in connection herewith (on which certificate the Purchaser and its assignees may conclusively rely until such time as the Purchaser and such assignees shall receive from the Seller, a revised certificate meeting the requirements of this Section 3.1(ii)), (B) that the copy of the certificate of incorporation of the Seller is a complete and correct copy and that such certificate of incorporation has not been amended, modified or supplemented and is in full force and effect, (C) that the copy of the by-laws of the Seller are a complete and correct copy, and that such by-laws have not been amended, modified or supplemented and are in full force and effect, and (D) the resolutions of the board of directors of the Seller approving and authorizing the execution, delivery and performance by the Seller of this Agreement, the Loan Assignments and all other documents to be executed by the Seller hereunder or in connection herewith;
          (iii) a good standing certificate, dated as of a recent date for the Seller, issued by the Secretary of State of the Seller’s State of incorporation;
          (iv) filed, original copies of proper financing statements (the “Facility Financing Statements”) describing the Sale Portfolio, and naming the Seller as the “Debtor/Seller”, the Purchaser as “Secured Party/Buyer” and the Collateral Agent, for the benefit of the Secured Parties, as “Total Assignee”, or other similar instruments or documents, in form and substance sufficient for filing under the UCC or any comparable law of any and all jurisdictions as may be necessary to perfect the Purchaser’s ownership interest in all Sale Portfolio;

          (v) copies of properly authorized termination statements or statements of release (on Form UCC-3) or other similar instruments or documents, if any, in form and substance sufficient for filing under the UCC or any comparable law of any and all jurisdictions as may be necessary to release all security interests and similar rights of any Person in the Sale Portfolio previously granted by the Seller;
          (vi) copies of tax and judgment lien searches in all jurisdictions reasonably requested by the Purchaser or its assignees and requests for information (or a similar UCC search report certified by a party acceptable to the Purchaser and its assigns), dated a date reasonably near to the Closing Date, and with respect to such requests for information or UCC searches, listing all effective financing statements which name the Seller (under its present name and any previous name) as debtor and which are filed in the State of Delaware, together with copies of such financing statements (none of which shall cover any Sale Portfolio);
          (vii) all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Purchaser, each Lender Agent and the Administrative Agent, and the Purchaser, each Lender Agent and the Administrative Agent shall have received from the Seller copies of all documents (including, without limitation, records of corporate proceedings, approvals and opinions) relevant to the transactions herein contemplated as the Purchaser, each Lender Agent and the Administrative Agent may have requested;
          (viii) any necessary third party consents to the closing of the transactions contemplated hereby, in form and substance satisfactory to the Purchaser;
          (ix) the Seller shall have paid all fees then required to be paid by it on the Closing Date; and
          (x) one or more favorable Opinions of Counsel from counsel to the Seller with respect to the perfection and enforceability of the security interest hereunder and such other matters as the Purchaser or any assignee thereof may reasonably request.
     Section 3.2. Conditions Precedent to All Purchases. The Purchase to take place on the initial Purchase Date and each Purchase to take place on a subsequent Purchase Date hereunder shall be subject to the further conditions precedent that:
          (a) The following statements shall be true:
          (i) The representations and warranties of the Seller contained in Sections 4.1 and 4.2 shall be true and correct on and as of such Purchase Date in all respects, before and after giving effect to the Purchase to take place on such Purchase Date and to the application of proceeds therefrom, as though made on and as of such date (other than any representation and warranty that is made as of a specific date);
          (ii) The Seller is in compliance in all respects with each of its covenants and other agreements set forth herein;

          (iii) No Seller Termination Event (or event which, with the passage of time or the giving of notice, or both, would constitute a Seller Termination Event) shall have occurred or would result from such Purchase;
          (iv) The Facility Maturity Date has not yet occurred; and
          (v) No Applicable Law shall prohibit or enjoin, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of any such Purchase by the Purchaser in accordance with the provisions hereof.
          (b) The Purchaser shall have received a duly executed and completed Loan Assignment along with a Schedule I that is true, accurate and complete in all respects as of the related Cut-Off Date.
          (c) The Seller shall have delivered to the Collateral Custodian on behalf of the Purchaser and any assignee thereof each item required to be contained in the Required Loan Documents and the Loan Asset Checklist of any of the Eligible Loan Assets or Portfolio Assets related thereto being acquired by the Purchaser within five Business Days of the related Purchase Date.
          (d) The Seller shall have taken all steps necessary under all Applicable Law in order to Sell to the Purchaser the Sale Portfolio being Purchased on such Purchase Date and, upon the Sale of such Sale Portfolio from the Seller to the Purchaser pursuant to the terms hereof, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Sale Portfolio, free and clear of any Lien, security interest, charge or encumbrance (other than Permitted Liens); provided that if such item of Sale Portfolio contains a restriction of transferability, the applicable Loan Agreement provides that any consents necessary for future assignments shall not be unreasonably withheld by the applicable Obligor and/or agent, and the rights to enforce rights and remedies in respect of the same under the applicable Loan Agreement inure to the benefit of the holder of such Loan Asset (subject to the rights of any applicable agent or other lenders).
          (e) The Seller shall have received a copy of an Approval Notice executed by the Administrative Agent evidencing the approval of the Administrative Agent, in its sole and absolute discretion of the Sale to the Purchaser of the Eligible Loan Assets identified on Schedule I to the applicable Loan Assignment on the applicable Purchase Date.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES
     Section 4.1. Representations and Warranties of the Seller. The Seller makes the following representations and warranties, on which the Purchaser relies in acquiring the Sale Portfolio Purchased hereunder and each of the Secured Parties relies upon in entering into the Loan and Servicing Agreement. As of each Purchase Date and each Reporting Date (unless a specific date is specified below), the Seller represents and warrants to the Purchaser for the benefit of the Purchaser and each of its successors and assigns that:

          (a) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware (subject to Section 5.1(f)), with all requisite corporate power and authority to own or lease its properties and to conduct its business as such business is presently conducted, and had at all relevant times, and now has, all necessary power, authority and legal right to acquire and own the Sale Portfolio and to Sell such Sale Portfolio to the Purchaser hereunder.
          (b) Due Qualification. The Seller is duly qualified to do business and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, licenses and/or approvals.
          (c) Power and Authority; Due Authorization; Execution and Delivery. The Seller (i) has all necessary corporate power, authority and legal right to (a) execute and deliver this Agreement, each Loan Assignment and the other Transaction Documents to which it is a party and (b) carry out the terms of this Agreement, each Loan Assignment and the other Transaction Documents to which it is a party and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement, each Loan Assignment and the other Transaction Documents to which it is a party and the sale and assignment of an ownership interest in the Sale Portfolio on the terms and conditions herein provided. This Agreement, each Loan Assignment and each other Transaction Document to which the Seller is a party have been duly executed and delivered by the Seller.
          (d) Valid Conveyance; Binding Obligations. This Agreement, each Loan Assignment and the Transaction Documents to which the Seller is party have been and, in the case of each Loan Assignment delivered after the Closing Date, will be, duly executed and delivered by the Seller, and this Agreement, together with the applicable Loan Assignment in each case, shall effect valid Sales of Sale Portfolio, enforceable against the Seller and creditors of and purchasers from the Seller, and this Agreement, each Loan Assignment and such Transaction Documents shall constitute legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, except as enforceability may be limited by Bankruptcy Laws and general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).
          (e) No Violation. The execution, delivery and performance of this Agreement, each Loan Assignment and all other agreements and instruments executed and delivered or to be executed and delivered by the Seller pursuant hereto or thereto in connection with the Sale of the Sale Portfolio will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Seller’s certificate of incorporation or by-laws or any contractual obligation of the Seller, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Seller’s properties pursuant to the terms of any such contractual obligation, other than this Agreement, or (iii) violate any Applicable Law.
          (f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Seller, threatened against the Seller, before any Governmental Authority (i) asserting the invalidity of this Agreement, any Loan Assignment or any other Transaction Document to which the Seller is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Loan Assignment or any other Transaction Document to which the Seller is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.
          (g) No Consents. The Seller is not required to obtain the consent or approval of any other party or any consent, license, approval or authorization, or registration or declaration with, any Governmental Authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any Loan Assignment, except those which have been obtained.
          (h) State of Organization, Etc. Except as permitted hereunder, the Seller’s legal name is as set forth in this Agreement. Except as permitted hereunder, the Seller has not changed its name since its incorporation; does not have tradenames, fictitious names, assumed names or “doing business as” names. Except as permitted hereunder, the chief executive office of the Seller (and the location of the Seller’s records regarding the Sale Portfolio (other than those delivered to the Collateral Custodian)) is at the address of the Seller set forth on the signature pages hereto. The Seller’s only jurisdiction of incorporation is Delaware, and, except as permitted hereunder, the Seller has not changed its jurisdiction of incorporation.
          (i) Bulk Sales. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any “bulk sales” act or similar law by the Seller.
          (j) Solvency. The Seller is not the subject of any Bankruptcy Proceedings or Bankruptcy Event. The Seller is Solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents. The Seller after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, will have an adequate amount of capital to conduct its business in the foreseeable future.
          (k) Selection Procedures. No procedures believed by the Seller to be adverse to the interests of the Purchaser were utilized by the Seller in identifying and/or selecting the Eligible Loan Assets included in the Sale Portfolio.
          (l) Compliance with Laws. The Seller has complied in all respects with all Applicable Law to which it may be subject, and no item of Sale Portfolio contravenes any Applicable Law.
          (m) Taxes. The Seller has filed or caused to be filed all tax returns that are required to be filed by it (subject to any extensions to file properly obtained by the same). The Seller has paid or made adequate provisions for the payment of all Taxes and all assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Seller), and no tax lien has been filed and, to the Seller’s knowledge, no claim is being asserted, with respect to any such Tax, assessment or other charge.

          (n) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, without limitation, the use of the proceeds from the Sale of the Sale Portfolio) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Seller does not own or intend to carry or purchase, and no proceeds from the Sale of the Sale Portfolio will be used to carry or purchase, any Margin Stock or to extend “purpose credit” within the meaning of Regulation U.
          (o) Loan Assignments. Each Loan Assignment is accurate in all respects.
          (p) No Liens, Etc. The Sale Portfolio to be acquired by Purchaser hereunder is owned by the Seller free and clear of any Lien, security interest, charge or encumbrance (subject only to Permitted Liens), and the Seller has the full right, corporate power and lawful authority to Sell the same and interests therein and, upon the Sale thereof hereunder, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Sale Portfolio, free and clear of any Lien, security interest, charge or encumbrance (subject only to Permitted Liens); provided that if such item of Sale Portfolio contains a restriction of transferability, the applicable Loan Agreement provides that any consents necessary for future assignments shall not be unreasonably withheld by the applicable Obligor and/or agent, and the rights to enforce rights and remedies in respect of the same under the applicable Loan Agreement inure to the benefit of the holder of such Loan Asset (subject to the rights of any applicable agent or other lenders). No effective financing statement reflecting the Seller or the Seller’s predecessor in interest, as a “Debtor”, or other instrument similar in effect covering all or any part of any Sale Portfolio Purchased hereunder is on file in any recording office, except such as may have been filed in favor of the Collateral Agent as “Secured Party” or “Assignee”, in each case, for the benefit of the Secured Parties pursuant to the Loan and Servicing Agreement.
          (q) Information True and Correct. All information heretofore furnished by or on behalf of the Seller to the Purchaser or any assignee thereof in connection with this Agreement or any transaction contemplated hereby is true and complete and does not omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided that, solely with respect to written or electronic information furnished by or on behalf of the Seller which was provided to the Seller from an Obligor with respect to a Loan Asset, such information need only be accurate, true and correct to the knowledge of the Seller; provided, further, that the foregoing proviso shall not apply to any information presented in a Servicer’s Certificate, Servicing Report, Notice of Borrowing or Borrowing Base Certificate.
          (r) ERISA Compliance. The present value of all benefits vested under each “employee pension benefit plan”, as such term is defined in Section 3 of ERISA, that is, or at any time during the preceding six years was, maintained by the Seller or any ERISA Affiliate of the Seller, or open to participation by employees of the Seller or of any ERISA Affiliate of the Seller, as from time to time in effect (each, a “Pension Plan”) does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date). No prohibited transactions, failure to meet the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code (with respect to any Pension Plan other than a Multiemployer Plan), withdrawals or reportable events have occurred with respect to any Pension Plan that, in the aggregate, could subject the Seller to any material Tax, penalty or other liability. No notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated under Section 4041(f) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer, a Pension Plan and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.
          (s) Investment Company Status. The Seller is an “investment company” that has elected to be regulated as a “business development company” within the meaning of the 1940 Act. The Seller conducts its business and other activities in compliance in all respects with the applicable provisions of the 1940 Act and any applicable rules, regulations or orders issued by the SEC thereunder.
          (t) Intent of The Seller. The Seller has not sold, contributed, transferred, assigned or otherwise conveyed any interest in any Sale Portfolio to the Purchaser with any intent to hinder, delay or defraud any of the Seller’s creditors.
          (u) Value Given. The Seller has received reasonably equivalent value from the Purchaser in exchange for the Sale of such Sale Portfolio Sold hereunder. No such Sale has been made for or on account of an antecedent debt owed by the Seller and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.
          (v) Accounting. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a sale of the Sale Portfolio by the Seller to the Purchaser.
          (w) No Broker-Dealers. The Seller is not a broker-dealer or subject to the Securities Investor Protection Act of 1970, as amended.
          (x) Special Purpose Entity. The Purchaser is an entity with assets and liabilities separate and distinct from those of the Seller and any Affiliates thereof, and the Seller hereby acknowledges that the Administrative Agent, the Lenders, the Lender Agents, the Collateral Agent, the Collateral Custodian and the other Secured Parties are entering into the transactions contemplated by the Loan and Servicing Agreement in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and from each other Affiliate of the Seller. Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps, including, without limitation, all steps that the Administrative Agent and the Collateral Agent may from time to time request, to maintain the Purchaser’s identity as a separate legal entity and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate (other than for tax purposes). Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller shall take all reasonable steps to ensure that the Purchaser has not and will not take, refrain from taking, or fail to take (as applicable) any action described in Section 9(j) of its limited liability company operating agreement and Sections 5.01(a), 5.01(b), 5.02(a) and 5.02(b) of the Loan and Servicing Agreement.
          (y) Sale Agreement. This Agreement and the Loan Assignments contemplated herein are the only agreements or arrangements pursuant to which the Seller Sells the Sale Portfolio Sold by it to the Purchaser.
          (z) Security Interest.
          (i) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Sale Portfolio in favor of the Purchaser, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Seller;
          (ii) the Loan Assets, along with the related Loan Asset Files, constitute either a “general intangible,” an “instrument,” an “account,” “securities entitlement,” “tangible chattel paper”, “certificated security,” “uncertificated security,” “supporting obligation,” or “insurance” (each as defined in the applicable UCC), real property and/or such other category of collateral under the applicable UCC as to which the Seller has complied with its obligations under this Section 4.1(z).
          (iii) the Seller owns and has good and marketable title to (or with respect to assets securing any Loan Assets, a valid security interest in) the Sale Portfolio Sold by it to the Purchaser hereunder on such Purchase Date, free and clear of any Lien (other than Permitted Liens) of any Person;
          (iv) the Seller has received all consents and approvals required by the terms of any Loan Asset, to the Sale thereof and the granting of a security interest in the Loan Assets hereunder to the Purchaser;
          (v) the Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Sale Portfolio in which a security interest may be perfected by filing granted hereunder to the Purchaser; provided that filings in respect of real property shall not be required;
          (vi) other than (i) as expressly permitted by the terms of this Agreement and the Loan and Servicing Agreement and (ii) the security interest granted to the Purchaser and the Collateral Agent, on behalf of the Secured Parties, the Seller has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Sale Portfolio. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Sale Portfolio other than any financing statement (A) relating to the security interest granted to the Purchaser under this Agreement, or (B) that has been terminated and/or fully and validly assigned to the Collateral Agent on or prior to the date hereof. The Seller is not aware of the filing of any judgment or tax lien filings against the Seller;

          (vii) all original executed copies of each underlying promissory note or copies of each Loan Asset Register, as applicable, that constitute or evidence each Loan Asset have been, or subject to the delivery requirements contained herein, will be delivered to the Collateral Custodian;
          (viii) other than in the case of Noteless Loan Assets, the Seller has received, or subject to the delivery requirements herein will receive, a written acknowledgment from the Collateral Custodian that the Collateral Custodian, as the bailee of the Collateral Agent, is holding the underlying promissory notes that constitute or evidence the Loan Assets solely on behalf of and for the Collateral Agent, for the benefit of the Secured Parties; provided that the acknowledgement of the Collateral Custodian set forth in Section 12.11 of the Loan and Servicing Agreement may serve as such acknowledgement;
          (ix) none of the underlying promissory notes or Loan Asset Registers, as applicable, that constitute or evidence the Loan Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent, on behalf of the Secured Parties;
          (x) with respect to any Sale Portfolio that constitutes a “certificated security”, such certificated security has been delivered to the Collateral Custodian, on behalf of the Secured Parties and, if in registered form, has been specifically Indorsed to the Collateral Agent, for the benefit of the Secured Parties, or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent, for the benefit of the Secured Parties, upon original issue or registration or transfer by the Purchaser of such certificated security; and
          (xi) with respect to any Sale Portfolio that constitutes an “uncertificated security”, that the Seller shall cause the issuer of such uncertificated security to register the Collateral Agent, on behalf of the Secured Parties, as the registered owner of such uncertificated security.
          (aa) Notice to Agents and Obligors. The Seller has directed any agent, administrative agent or Obligor for any Loan Asset to remit all payments and collections with respect to such Loan Asset directly to the Collection Account.
          (bb) Collections. The Collection Account is the only account to which Obligors have been instructed to send Interest Collections and Principal Collections on the Sale Portfolio Sold by the Seller. The Seller acknowledges that all Interest Collections and Principal Collections received by it or its Affiliates with respect to the Sale Portfolio Purchased by the Purchaser as contemplated by this Agreement are held and shall be held in trust for the benefit of the Purchaser (or its assignees) until deposited into the Collection Account as required by the Loan and Servicing Agreement.
          (cc) Set-Off, Etc. No Sale Portfolio has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Seller or the Obligor thereof, and no Sale Portfolio is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Sale Portfolio or otherwise, by the Seller or the Obligor with respect thereto, except for amendments, extensions or modifications to such Sale Portfolio otherwise permitted under Section 6.04(a) of the Loan and Servicing Agreement and in accordance with the Servicing Standard.
          (dd) Full Payment. As of the related Purchase Date thereof, the Seller has no knowledge of any fact which should lead it to expect that any Sale Portfolio will not be paid in full.
          (ee) Ownership of the Purchaser. The Seller owns, directly or indirectly, 100% of the membership interests of the Purchaser, free and clear of any Lien (other than liens pursuant to the Pledge Agreement). Such membership interests are validly issued, fully paid and non-assessable, and there are no options, warrants or other rights to acquire membership interests of the Purchaser.
          (ff) Confirmation from the Seller. The Seller has provided written confirmation to the Purchaser that the Seller will not cause the Purchaser to file a voluntary petition under the Bankruptcy Code.
          (gg) Environmental. With respect to each item of Underlying Collateral as of the Cut-Off Date for the Loan Asset related to such Underlying Collateral, to the actual knowledge of a Responsible Officer of the Seller (a) the related Obligor’s operations comply in all material respects with all applicable Environmental Laws; (b) none of the related Obligor’s operations is the subject of a Federal or state investigation evaluating whether any remedial action, involving expenditures, is needed to respond to a release of any Hazardous Materials into the environment; and (c) the related Obligor does not have any material contingent liability in connection with any release of any Hazardous Materials into the environment. As of the Cut-Off Date for the Loan Asset related to such Underlying Collateral, the Seller has not received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Underlying Collateral, nor does the Seller have knowledge or reason to believe that any such notice will be received or is being threatened.
          (hh) USA PATRIOT Act. Neither the Seller nor any Affiliate of the Seller is (i) a country, territory, organization, person or entity named on an Office of Foreign Asset Control (OFAC) list, (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.

          (ii) Covenants; Seller Termination Event. All covenants, agreements and undertakings of the Seller hereunder have been fully performed. No event has occurred which constitutes a Seller Termination Event and no event has occurred and is continuing which, with the passage of time or the giving of notice, or both would constitute a Seller Termination Event (other than any Seller Termination Event which has previously been disclosed to the Administrative Agent as such).
          (jj) Opinion. The statements of fact in the section heading “Assumptions” in the non-consolidation and true sale opinion (the “Non-Consolidation/True Sale Opinion”) of Rutan & Tucker, LLP, dated as of the date hereof are true and correct in all respects.
          (kk) Accuracy of Representations and Warranties. Each representation or warranty by the Seller contained (i) herein or (ii) in any certificate or other document furnished by the Seller to the Purchaser or the Administrative Agent in writing pursuant hereto or in connection herewith is, as of its date, true and correct in all respects.
          (ll) Representations and Warranties for Benefit of the Purchaser’s Assignees. The Seller hereby makes each representation and warranty contained in this Agreement and the other Transaction Documents to which it is a party and that have been executed and delivered on or prior to such Purchase Date to, and for the benefit of the Purchaser (and its assignees), the Administrative Agent, the Lenders, the Lender Agents, the Collateral Agent, the Collateral Custodian and the other Secured Parties as if the same were set forth in full herein.
          It is understood and agreed that the representations and warranties provided in this Section 4.1 shall survive (x) the Sale of the Sale Portfolio to the Purchaser and (y) and the grant of a first priority perfected security interest in, to and under the Sale Portfolio pursuant to the Loan and Servicing Agreement by the Purchaser. Upon discovery by the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other and to the Administrative Agent and each Lender Agent immediately upon obtaining knowledge of such breach.
     Section 4.2. Representations and Warranties of the Seller Relating to the Agreement and the Sale Portfolio. The Seller makes the following representations and warranties, on which the Purchaser relies in acquiring the Sale Portfolio Purchased hereunder and each of the Secured Parties relies upon in entering into the Loan and Servicing Agreement. As of each Purchase Date and each Reporting Date, the Seller represents and warrants to the Purchaser for the benefit of the Purchaser and each of its successors and assigns that:
          (a) Binding Obligation, Valid Transfer and Security Interest. This Agreement, together with the Loan Assignments, constitutes a valid transfer to the Purchaser of all right, title and interest in, to and under all Sale Portfolio, free and clear of any Lien of any Person claiming through or under the Seller or its Affiliates, except for Permitted Liens. If the conveyances contemplated by this Agreement are determined to be a transfer for security, then this Agreement constitutes a grant of a security interest in all Sale Portfolio to the Purchaser which upon the delivery of the Required Loan Documents and the filing of the financing statements shall be a first priority perfected security interest in all Sale Portfolio, subject only to Permitted Liens. Neither the Seller nor any Person claiming through or under the Seller shall have any claim to or interest in the Controlled Accounts; provided if this Agreement constitutes only a grant of a security interest in such property, then the Seller shall have the rights in such property as a debtor for purposes of the UCC.
          (b) Eligibility of Sale Portfolio. (i) Schedule I is an accurate and complete listing of all the Sale Portfolio as of the related Cut-Off Date and the information contained therein with respect to the identity of such Sale Portfolio and the amounts owing thereunder is true and correct as of the related Cut-Off Date, (ii) each item of the Sale Portfolio Purchased by the Purchaser hereunder is an Eligible Loan Asset, and (iii) with respect to each item of the Sale Portfolio all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Seller in connection with the transfer of an ownership interest or security interest in each item of Sale Portfolio to the Purchaser have been duly obtained, effected or given and are in full force and effect.
          (c) No Fraud. Each Eligible Loan Asset was originated without any fraud or misrepresentation by the Seller or, to the best of the Seller’s knowledge, on the part of the Obligor.
          It is understood and agreed that the representations and warranties provided in this Section 4.2 shall survive (x) the Sale of the Sale Portfolio to the Purchaser, (y) the grant of a first priority perfected security interest in, to and under the Sale Portfolio pursuant to the Loan and Servicing Agreement by the Purchaser and (z) the termination of this Agreement and the Loan and Servicing Agreement. Upon discovery by the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other and to the Administrative Agent and each Lender Agent immediately upon obtaining knowledge of such breach.
     Section 4.3. Representations and Warranties of the Purchaser. The Purchaser makes the following representations and warranties, on which the Seller relies in selling the Sale Portfolio Sold hereunder and each of the Secured Parties relies upon in entering into the Loan and Servicing Agreement. As of each Purchase Date and each Reporting Date, the Purchaser represents and warrants to the Seller for the benefit of the Seller and each of its successors and assigns that:
          (a) Organization and Good Standing. The Purchaser has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware or such other jurisdiction as permitted under the terms of the Transaction Documents, with the power and authority to own or lease its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, all necessary power, authority and legal right to acquire and own the Sale Portfolio.
          (b) Due Qualification. The Purchaser is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, licenses and/or approvals.

          (c) Power and Authority; Due Authorization; Execution and Delivery. The Purchaser (i) has all necessary limited liability company power, authority and legal right to (a) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (b) carry out the terms of this Agreement and the other Transaction Documents to which it is a party and (ii) has duly authorized by all necessary limited liability company action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the Purchase of the Sale Portfolio on the terms and conditions herein provided. This Agreement and each other Transaction Document to which the Purchaser is a party have been duly executed and delivered by the Purchaser.
          (d) No Consent Required. The Purchaser is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any Governmental Authority, bureau or agency in connection with the execution, delivery or performance of this Agreement, each Loan Assignment and the Transaction Documents to which it is a party, except for such as have been obtained, effected or made.
          (e) Binding Obligation. This Agreement and each other Transaction Document to which the Purchaser is a party constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its respective terms, subject, as to enforceability, to applicable Bankruptcy Laws and general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).
          (f) No Violation. The consummation of the transactions contemplated by this Agreement, each Loan Assignment and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Purchaser’s certificate of formation, operating agreement or any contractual obligation of the Purchaser, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Purchaser’s properties pursuant to the terms of any such contractual obligation, other than this Agreement, or (iii) violate any Applicable Law.
          (g) Value Given. The Purchaser has given reasonably equivalent value to the Seller in exchange for the Sale of such Sale Portfolio, which amount the Purchaser hereby agrees is the fair market value of such Sale Portfolio. No such Sale has been made for or on account of an antecedent debt owed by the Seller and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.
          (h) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before any Governmental Authority (i) asserting the invalidity of this Agreement, any Loan Assignment or any other Transaction Document to which the Purchaser is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Loan Assignment or any other Transaction Document to which the Purchaser is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

          (i) Sale Agreement. This Agreement and the Loan Assignments contemplated herein are the only agreements or arrangements pursuant to which the Purchaser Purchases the Sale Portfolio Sold to it by the Seller.
          (j) Investment Company Act. The Purchaser is not required to register as an “investment company” under the provisions of the 1940 Act.
          (k) Compliance with Law. The Purchaser has complied in all respects with all Applicable Law to which it may be subject, and no item of Sale Portfolio contravenes any Applicable Law.
          (l) Opinions. The statements of fact in the section heading “Assumptions” in the Non-Consolidation/True Sale Opinion are true and correct in all respects.
ARTICLE V.
COVENANTS OF THE SELLER
     Section 5.1. Protection of Title of the Purchaser.
          (a) On or prior to the Closing Date, the Seller shall have filed or caused to be filed UCC-1 financing statements, naming the Seller as “Debtor/Seller”, naming the Purchaser as “Secured Party/Buyer”, and naming the Collateral Agent, for the benefit of the Secured Parties, as “Total Assignee”, and describing the Sale Portfolio to be acquired by the Purchaser, with the office of the Secretary of State of the state of the jurisdiction of organization of the Seller. From time to time thereafter, the Seller shall file such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by law (or deemed desirable by the Purchaser or any assignee thereof) to fully perfect, preserve, maintain and protect the ownership interest of the Purchaser under this Agreement and the security interest of the Collateral Agent for the benefit of the Secured Parties under the Loan and Servicing Agreement, in the Sale Portfolio acquired by the Purchaser hereunder, as the case may be, and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Purchaser, the Collateral Agent, the Collateral Custodian, the Servicer, the Lenders, the Lender Agents and the Administrative Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Seller agrees that it will from time to time, at its expense, take all actions, that the Purchaser, the Collateral Agent or the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the Purchases hereunder and the security and/or interest granted in the Sale Portfolio, or to enable the Purchaser, the Collateral Agent, the Administrative Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder or under any Transaction Document.
          (b) On or prior to each Purchase Date hereunder, the Seller shall take all steps necessary under all Applicable Law in order to Sell to the Purchaser the Sale Portfolio being acquired by the Purchaser on such Purchase Date to the Purchaser so that, upon the Sale of such Sale Portfolio from the Seller to the Purchaser pursuant to the terms hereof on such Purchase Date, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Sale Portfolio, free and clear of any Lien, security interest, charge or encumbrance or restrictions on transferability (subject only to Permitted Liens). On or prior to each Purchase Date hereunder, the Seller shall take all steps required under Applicable Law in order for the Purchaser to grant to the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in the Sale Portfolio being Purchased by the Purchaser on such Purchase Date and, from time to time thereafter, the Seller shall take all such actions as may be required by Applicable Law to fully preserve, maintain and protect the Purchaser’s ownership interest in, and the Collateral Agent’s first priority perfected security interest in (subject only to Permitted Liens), the Sale Portfolio which have been acquired by the Purchaser hereunder.
          (c) The Seller shall direct any agent or administrative agent for any Sale Portfolio originated or acquired by the Seller to remit all payments and collections with respect to such Sale Portfolio and direct the Obligor with respect to such Sale Portfolio to remit all such payments and collections directly to the Collection Account. The Seller will not make any change, or permit the Servicer to make any change, in its instructions to Obligors regarding payments to be made to the Seller or the Servicer or payments to be made to the Collection Account, unless the Purchaser and the Administrative Agent have consented to such change. The Seller shall ensure that only funds constituting payments and collections relating to Sale Portfolio shall be deposited into the Collection Account. In the event any payments relating to any Sale Portfolio are remitted directly to the Seller or any Affiliate of the Seller, the Seller will remit (or will cause all such payments to be remitted) directly to the Collection Account within one Business Day following receipt thereof, and, at all times prior to such remittance, the Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Purchaser and its assignees. Until so deposited, all such Interest Collections and Principal Collections shall be held in trust for the Purchaser or its assignees by the Seller.
          (d) At any time after the occurrence an Event of Default, the Purchaser, the Collateral Agent or the Administrative Agent may direct the Seller or the Servicer to notify the Obligors, at Seller’s expense, of the Purchaser’s (or its assigns) or the Secured Parties’ interest in the Sale Portfolio under this Agreement and may direct that payments of all amounts due or that become due under any or all of the Sale Portfolio be made directly to the Purchaser (or its assigns), the Collateral Agent or the Administrative Agent.
          (e) The Seller shall, not earlier than six months and not later than three months prior to the fifth anniversary of the date of filing of the financing statement referred to in Section 3.1 or any other financing statement filed pursuant to this Agreement or in connection with any Purchase hereunder, unless the Collection Date shall have occurred:
          (i) file or cause to be filed an appropriate continuation statement with respect to such financing statement; and
          (ii) deliver or cause to be delivered to the Purchaser, the Collateral Agent, the Administrative Agent and each Lender Agent an opinion of the counsel for Seller, in form and substance reasonably satisfactory to the Purchaser, the Collateral Agent and the Administrative Agent, confirming and updating the opinion delivered pursuant to Section 3.1 with respect to perfection and otherwise to the effect that the security interest hereunder continues to be an enforceable and perfected security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.
          (f) The Seller shall not (x) make any change to its corporate name or use any tradenames, fictitious names, assumed names, “doing business as” names or other names, move the location of its principal place of business and chief executive office, change the offices where it keeps records concerning the Sale Portfolio from the address set forth under its name on the signature pages hereto, or change the jurisdiction of its incorporation, or (y) move, or consent to the Collateral Custodian moving, the Required Loan Documents and Loan Asset Files from the location required under the Transaction Documents, unless, in each case, the Seller shall provide the Administrative Agent with such Opinions of Counsel and other documents and instruments as the Administrative Agent may request in connection therewith and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Purchaser in the Sale Portfolio.
          (g) The Seller shall at all times maintain each office from which it services Sale Portfolio and its principal executive office within the United States of America.
          (h) The Seller shall mark its master data processing records so that, from and after the time of Sale under this Agreement of Sale Portfolio to the Purchaser and the grant of a security interest in such Sale Portfolio by the Purchaser to the Collateral Agent for the benefit of the Secured Parties under the Loan and Servicing Agreement, the Seller’s master data processing records (including archives) that refer to such Sale Portfolio shall indicate clearly that such Sale Portfolio has been Purchased by the Purchaser hereunder and Pledged by the Purchaser to the Collateral Agent, on behalf of the Secured Parties, under the Loan and Servicing Agreement. Indication of the Collateral Agent’s security interest for the benefit of the Secured Parties in the Sale Portfolio shall be deleted from or modified on the Seller’s computer systems when, and only when, such Sale Portfolio shall be (i) paid off by the related Obligor, (ii) purchased or substituted by the Seller in accordance with Section 6.1 or 6.2 hereof or (iii) released by the Collateral Agent pursuant to Section 2.16 of the Loan and Servicing Agreement.
          (i) If the Seller fails to perform any of its obligations hereunder, the Purchaser, the Collateral Agent or the Administrative Agent may (but shall not be required to) perform, or cause performance of, such obligation; and the Purchaser’s, the Collateral Agent’s or the Administrative Agent’s costs and expenses incurred in connection therewith shall be payable by the Seller as provided in Section 9.1. The Seller irrevocably authorizes the Purchaser, the Collateral Agent or the Administrative Agent at any time and from time to time at the Purchaser’s, the Collateral Agent’s or the Administrative Agent’s sole discretion and appoints the Purchaser, the Collateral Agent and the Administrative Agent as its attorney-in-fact pursuant to a Power of Attorney substantially in the form of Exhibit C to act on behalf of the Seller (i) to file financing statements on behalf of the Seller, as debtor, necessary or desirable in the Purchaser’s, the Collateral Agent’s or the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchaser or the Collateral Agent in the Sale Portfolio and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Sale Portfolio as a financing statement in such offices as the Purchaser, the Collateral Agent or the Administrative Agent in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchaser or the Collateral Agent in the Sale Portfolio. This appointment is coupled with an interest and is irrevocable.
     Section 5.2. Affirmative Covenants of the Seller.
          From the date hereof until the Collection Date:
          (a) Compliance with Law. The Seller will comply in all respects with all Applicable Law, including those applicable to the Seller as a result of its interest in the Sale Portfolio or any part thereof.
          (b) Preservation of Company Existence. The Seller will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.
          (c) Performance and Compliance with Sale Portfolio. The Seller will, at its expense, timely and fully perform and comply in all respects with all provisions, covenants and other promises required to be observed by it under the Sale Portfolio and all other agreements related to such Sale Portfolio.
          (d) Keeping of Records and Books of Account. The Seller will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Sale Portfolio in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all or any portion of the Sale Portfolio.
          (e) Separate Identity. The Seller acknowledges that the Administrative Agent, the Collateral Agent, the Collateral Custodian, the Lenders, the Lender Agents and the other Secured Parties are entering into the transactions contemplated by this Agreement, the Loan and Servicing Agreement and the other Transaction Documents in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller. Therefore, from and after the date of execution and delivery of this Agreement, the Seller will take all reasonable steps including, without limitation, all steps that the Administrative Agent or the Collateral Agent may from time to time request to maintain the Purchaser’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof (other than for tax purposes) and not just a division of the Seller or any such other Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller agrees that:
          (i) the Seller will take all other actions necessary on its part to ensure that the Purchaser is at all times in compliance with the criteria and the restrictions set forth in Section 9(j) of the limited liability company operating agreement of the

Purchaser and Sections 5.01(a), 5.01(b), 5.02(a) and 5.02(b) of the Loan and Servicing Agreement;
          (ii) the Seller shall maintain corporate records and books of account separate from those of the Purchaser;
          (iii) the annual financial statements of the Seller shall disclose the effects of the Seller’s transactions in accordance with GAAP and the annual financial statements of the Seller shall not reflect in any way that the assets of the Purchaser, including, without limitation, the Sale Portfolio, could be available to pay creditors of the Seller or any other Affiliate of the Seller;
          (iv) the resolutions, agreements and other instruments underlying the transactions described in this Agreement shall be continuously maintained by the Seller as official records;
          (v) the Seller shall maintain an arm’s-length relationship with the Purchaser and will not hold itself out as being liable for the debts of the Purchaser;
          (vi) the Seller shall keep its assets and its liabilities wholly separate from those of the Purchaser;
          (vii) the Seller will avoid the appearance, and promptly correct any known misperception of any of the Seller’s creditors, that the assets of the Purchaser are available to pay the obligations and debts of the Seller; and
          (viii) to the extent that the Seller services the Loan Assets and performs other services on the Purchaser’s behalf, the Seller will clearly identify itself as an agent of the Purchaser in the performance of such duties.
          (f) Taxes. The Seller will file or cause to be filed its tax returns and pay any and all Taxes imposed on it or its property as required by the Transaction Documents (except as contemplated in Section 4.1(m)).
          (g) Cooperation with Requests for Information or Documents. The Seller will cooperate fully with all reasonable requests of the Purchaser and its assigns regarding the provision of any information or documents, necessary or desirable, including the provision of such information or documents in electronic or machine-readable format, to allow each of the Purchaser and its assignees to carry out their responsibilities under the Transaction Documents.
          (h) Payment, Performance and Discharge of Obligations. The Seller will pay, perform and discharge all of its obligations and liabilities, including, without limitation, all Taxes, assessments and governmental charges upon its income and properties, when due, unless and only to the extent that such obligations, liabilities, Taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP, proper and adequate book reserves relating thereto are established by the Seller and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against any of its properties.

     (i) Notices.
          (i) Income Tax Liability. The Seller will furnish telephonic or facsimile notice to the Purchaser, the Collateral Agent, the Administrative Agent and each Lender Agent within 10 Business Days (confirmed in writing within five Business Days thereafter) of the receipt of revenue agent reports or other written proposals, determinations or assessments of the Internal Revenue Service or any other taxing authority which propose, determine or otherwise set forth positive adjustments (i) to the Tax liability of the Seller or any “affiliated group” (within the meaning of Section 1504(a)(l) of the Code) of which the Seller is a member in an amount equal to or greater than $1,000,000 in the aggregate, or (ii) to the Tax liability of the Purchaser in an amount equal to or greater than $500,000 in the aggregate. Any such notice shall specify the nature of the items giving rise to such adjustments and the amounts thereof.
          (ii) Auditors’ Management Letters. Promptly after the receipt thereof, the Seller will provide the Purchaser, the Collateral Agent, the Administrative Agent and each Lender Agent with any auditors’ management letters that are received by the Seller or by its accountants.
          (iii) Representations and Covenants. Promptly, upon receipt of notice or discovery thereof, the Seller will furnish notice to the Purchaser, the Collateral Agent, the Administrative Agent and each Lender Agent (i) if any representation or warranty set forth in Section 4.1 or Section 4.2 was incorrect at the time it was given or deemed to have been given or (ii) of the breach of any covenant under Section 5.1, Section 5.2 or Section 5.3 and at the same time deliver to the Purchaser, the Collateral Agent, the Administrative Agent and each Lender Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Seller shall notify the Purchaser, the Collateral Agent, the Administrative Agent and each Lender Agent in the manner set forth in the preceding sentence before any Purchase Date of any facts or circumstances within the knowledge of the Seller which would render any of the said representations and warranties untrue at the date when such representations and warranties were made or deemed to have been made.
          (iv) ERISA. Promptly after receiving notice of any “reportable event” (as defined in Title IV of ERISA, other than an event for which the reporting requirements have been waived by regulations) with respect to the Seller (or any ERISA Affiliate thereof), the Seller will provide a copy of such notice to the Purchaser, the Collateral Agent, the Administrative Agent and each Lender Agent.
          (v) Proceedings. As soon as possible and in any event within three Business Days, after the Seller receives notice or obtains knowledge thereof, the Seller will provide the Purchaser, the Collateral Agent, the Administrative Agent and each Lender Agent with notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Sale Portfolio, the

Transaction Documents, the Collateral Agent’s, for the benefit of the Secured Parties, interest in the Sale Portfolio, or the Purchaser, the Servicer, the Seller or the Transferor or any of their Affiliates. For purposes of this Section 5.2(i), (i) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Sale Portfolio, the Transaction Documents, the Collateral Agent’s, for the benefit of the Secured Parties, interest in the Sale Portfolio, or the Purchaser in excess of $500,000 shall be deemed to be material and (ii) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Seller or any of its Affiliates (other than the Purchaser) in excess of $1,000,000 shall be deemed to be material.
          (vi) Material Events. The Seller will, promptly upon becoming aware thereof, notify the Purchaser, the Collateral Agent, the Administrative Agent and each Lender Agent of any event or other circumstance that is reasonably likely to have a Material Adverse Effect.
          (vii) Events of Default. The Seller will provide the Purchaser, the Collateral Agent, the Administrative Agent and each Lender Agent with immediate written notice of the occurrence of each Event of Default and each Unmatured Event of Default of which the Seller has knowledge or has received notice. In addition, no later than two Business Days following the Seller’s knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, the Seller will provide to the Purchaser, the Collateral Agent, the Administrative Agent and each Lender Agent a written statement of a Responsible Officer of the Seller setting forth the details of such event and the action that the Seller proposes to take with respect thereto.
          (viii) Seller Termination Event and Seller Purchase Event. The Seller will provide the Purchaser, the Collateral Agent, the Administrative Agent and each Lender Agent with immediate written notice of the occurrence of each Seller Termination Event and each Seller Purchase Event of which the Seller has knowledge or has received notice.
          (j) Other. The Seller will furnish to the Purchaser, the Collateral Agent, the Administrative Agent and each Lender Agent promptly, from time to time such other information, documents, records or reports respecting the Sale Portfolio or the condition or operations, financial or otherwise, of the Seller as the Purchaser, the Collateral Agent, the Administrative Agent and each Lender Agent may from time to time reasonably request in order to protect the interests of the Purchaser, the Administrative Agent, the Collateral Agent, the Lenders, the Lender Agents or the Secured Parties under or as contemplated by this Agreement and the other Transaction Documents.
          (k) Costs and Expenses. The Seller shall pay all reasonable, documented costs and disbursements in connection with the performance of its obligations hereunder.
          (l) Annual Certificates. On each anniversary of the Closing Date, the Seller shall deliver an Officer’s Certificate, in form and substance acceptable to the Purchaser, the Administrative Agent and each Lender Agent, providing (i) a certification, based upon a review and summary of UCC search results reasonably satisfactory to the Purchaser and the

Administrative Agent, that there is no other interest in the Sale Portfolio perfected by filing of a UCC financing statement other than in favor of the Purchaser and the Collateral Agent pursuant to the terms of the Transaction Documents and (ii) a certification, based upon a review and summary of tax and judgment lien searches satisfactory to the Purchaser and the Administrative Agent, that there is no other interest in the Sale Portfolio based on any tax or judgment lien.
          (m) Opinion. The Seller will comply in all respects with any requirements for future action set forth in the section heading “Assumptions” in the Non-Consolidation/True Sale Opinion, with respect to the Transaction Documents.
          (n) Copies of Other Information. The Seller will deliver to the Purchaser, the Collateral Agent, the Administrative Agent and each Lender Agent:
          (i) promptly, but in any event within ten Business Days after the filing thereof, a copy of (a) each report or other filing made by the Seller or any of its Affiliates with the Securities and Exchange Commission (the “SEC”) and required by the SEC to be delivered to the shareholders of the Seller or any such Affiliate, and (b) each report and final registration statement of the Seller or any Affiliate filed with the SEC; and
          (ii) promptly, from time to time, such other information, documents, records or reports respecting the Sale Portfolio or the conditions or operations, financial or otherwise, of the Seller (including, without limitation, reports and notices relating to the Seller’s actions under and compliance with ERISA and the 1940 Act) as the Purchaser, the Collateral Agent, the Administrative Agent or each Lender Agent may from time to time request in order to perform their obligations hereunder or under any other Transaction Document or to protect the interests of the Purchaser under or as contemplated by this Agreement and the other Transaction Documents.
          (o) Disregarded Entity. The Seller shall cause the Purchaser to be disregarded as an entity separate from its owner pursuant to Treasury Regulation Section 301.7701-3(b) and shall cause that neither the Purchaser nor any other Person on its behalf shall make an election to be treated as other than an entity disregarded from its owner under Treasury Regulation Section 301.7701-3(c).
     Section 5.3. Negative Covenants of the Seller.
          From the date hereof until the Collection Date:
          (a) Sale Portfolio Not to be Evidenced by Instruments. The Seller will take no action to cause any Sale Portfolio that is not, as of the related Purchase Date, as the case may be, evidenced by an instrument, to be so evidenced except in connection with the enforcement or collection of such Sale Portfolio.
          (b) Security Interests. Except as otherwise permitted herein and in the Loan and Servicing Agreement, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Sale Portfolio Sold by the Seller to the Purchaser hereunder, whether now existing or hereafter transferred hereunder, or any interest, therein, and the Seller will not sell, pledge, assign or suffer to exist any Lien (except for

Permitted Liens) on its interest in the Sale Portfolio Sold by the Seller to the Purchaser hereunder. The Seller will promptly notify the Purchaser, the Collateral Agent, each Lender Agent and the Administrative Agent of the existence of any Lien on any Sale Portfolio and the Seller shall defend the right, title and interest of the Purchaser and the Collateral Agent, on behalf of the Secured Parties, in, to and under the Sale Portfolio against all claims of third parties; provided, that nothing in this Section 5.3(b) shall prevent or be deemed to prohibit the Seller from suffering to exist Permitted Liens upon any of the Sale Portfolio.
          (c) Mergers, Acquisitions, Sales, Etc. The Seller will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, or sell or assign with or without recourse any Sale Portfolio or any interest therein (other than in the ordinary course of business or as permitted pursuant to this Agreement or the Transaction Documents).
          (d) Transfer of Purchaser Membership Interests. The Seller shall not transfer, pledge, participate or otherwise encumber its membership interests in the Purchaser without the prior written consent of the Administrative Agent and the delivery of an acceptable (in the Administrative Agent’s reasonable discretion) non-consolidation opinion (except pursuant to the terms of the Pledge Agreement).
          (e) Restricted Payments. The Seller shall not cause or permit the Purchaser to make any Purchaser Restricted Junior Payment except that, so long as no Event of Default has occurred or would result therefrom and no Unmatured Event of Default has occurred and is continuing or would result therefrom, the Purchaser may declare and make distributions to its member on its membership interests.
          (f) Accounting of Purchases. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a sale of the Loan Assets to the Purchaser.
          (g) ERISA Matters. The Seller will not (a) engage, and will exercise its best efforts not to permit any ERISA Affiliate to engage, in any prohibited transaction (within the meaning of ERISA Section 406(a) or (b) or Code Section 4975) for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (b) fail to meet the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code with respect to any Pension Plan other than a Multiemployer Plan, (c) fail to make any payments to a Multiemployer Plan that the Seller or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (d) terminate any Pension Plan so as to result, directly or indirectly, in any liability to the Seller, or (e) permit to exist any occurrence of any reportable event described in Title IV of ERISA with respect to any Pension Plan other than an event for which the reporting requirements have been waived by regulations.

          (h) Extension or Amendment of Sale Portfolio. The Seller will not, except as otherwise permitted in Section 6.04(a) of the Loan and Servicing Agreement, extend, amend or otherwise modify, or permit the Servicer to extend, amend or otherwise modify, the terms of any Sale Portfolio.
          (i) Limitation on Financing Activities. The Seller shall not, directly or indirectly, advance or loan to the Purchaser any funds pursuant to any financial accommodation. For the avoidance of doubt, this clause (i) shall not prohibit the Seller from contributing Loan Assets to the Purchaser as contemplated herein or providing cash equity contributions to the Purchaser.
          (j) Organizational Documents. The Seller will not cause or permit the Purchaser to amend, modify, waive or terminate any provision of the Purchaser’s operating agreement without the prior written consent of the Administrative Agent.
ARTICLE VI.
REPURCHASES AND SUBSTITUTION BY THE SELLER
     Section 6.1. Repurchase of Loan Assets. In the event of the occurrence of a Seller Purchase Event, the Seller will within 10 Business Days of the discovery by or notice (from any Person) to the Seller of the Seller Purchase Event, (i) purchase each Loan Asset hereunder which is affected by or related to such Seller Purchase Event from the Purchaser, and the Seller shall pay to the Purchaser (by means of a deposit to the Collection Account) the Repurchase Price of such Loan Asset as of the date of the purchase thereof from the Purchaser or (ii) with the consent of the Administrative Agent and subject to the satisfaction of the conditions in Section 6.2, substitute for such Loan Asset, a Substitute Eligible Loan Asset. It is understood and agreed that the obligation of the Seller to purchase the Loan Assets or substitute a Substitute Eligible Loan Asset for the Loan Assets which are affected by or related to such Seller Purchase Event is not intended to, and shall not, constitute a guaranty of the collectability or payment of any Loan Asset which is not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the related Obligor. Upon deposit in the Collection Account of the Repurchase Price for any Loan Asset purchased by the Seller, the Purchaser shall, automatically and without further action be deemed to transfer, assign and set over to the Seller, without recourse, representation or warranty of any kind, except as to the absence of Liens, charges or encumbrances created by or arising solely as a result of actions of the Purchaser or the Collateral Agent, all the right, title and interest of the Purchaser, in, to and under such Loan Asset and all future monies due or to become due with respect thereto, the Underlying Collateral, all Proceeds of such Loan Asset and Recoveries and Insurance Proceeds relating thereto, all rights to security for such Loan Asset and all Proceeds and products of the foregoing. The Purchaser shall (and shall request the Collateral Agent to), at the sole expense of the Seller, execute such documents and instruments of transfer as may be prepared by the Seller and take such other actions as may be reasonably requested by the Seller in order to effect the transfer of such Loan Asset pursuant to this Section 6.1. Such Sale shall be a sale outright, and not for security.

     Section 6.2. Substitution of Loan Assets.
          (a) The Seller shall have the right, but not the obligation, subject to the prior written consent of the Administrative Agent and the Purchaser, in their sole discretion, to substitute one or more Eligible Loan Assets (“Substitute Eligible Loan Asset”) for a Loan Asset (each such act, a “Substitution”).
          (b) The Substitution shall not occur unless the following conditions are satisfied as of the date of such Substitution:
          (i) the Seller has recommended to the Purchaser and the Administrative Agent (with a copy to the Collateral Agent and the Collateral Custodian) in writing that the Loan Asset to be replaced should be replaced (each, a “Replaced Loan Asset”);
          (ii) no event has occurred, or would result from such Substitution, which constitutes an Event of Default and no event has occurred and is continuing, or would result from such Substitution, which constitutes an Unmatured Event of Default or a Borrowing Base Deficiency;
          (iii) each Substitute Eligible Loan Asset is an Eligible Loan Asset on the date of Substitution;
          (iv) solely in the case of Substitutions pursuant to this Section 6.2 undertaken because a Seller Purchase Event has occurred, the sum of the Advance Date Assigned Value multiplied by the Outstanding Balances of such Substitute Eligible Loan Assets shall be equal or greater than the sum of the Advance Date Assigned Value of the Replaced Loan Assets multiplied by the Outstanding Balance thereof;
          (v) all representations and warranties contained in Sections 4.1 and 4.2 shall be true and correct in all respects as of the date of Substitution (other than any representation and warranty that is made as of a specific date);
          (vi) no selection procedures adverse to the interests of the Purchaser, the Administrative Agent, the Lenders, the Lender Agents or the other Secured Parties were utilized by the Seller in the selection of the Loan Asset to be replaced by the Substitute Eligible Loan Asset;
          (vii) the Outstanding Balance of all Loan Assets (other than Warranty Loan Assets), sold pursuant to Section 2.07(b) of the Loan and Servicing Agreement, substituted pursuant to this Section 6.2 or released pursuant to Section 2.07(g) of the Loan and Servicing Agreement for dividend from the Purchaser to the Seller during the 12-month period (or such lesser number of months as shall have elapsed as of such date) immediately preceding the proposed date of Substitution does not exceed 10% of the highest aggregate Outstanding Balance of any month during such 12-month period (or such lesser number of months as shall have elapsed as of such date);

          (viii) each Loan Asset that is replaced pursuant to the terms of this Section 6.2 shall be substituted only with another Eligible Loan Asset that meets the foregoing conditions;
          (ix) all terms, provisions, representations, warranties and covenants hereunder with respect to Loan Assets that have been Sold by the Seller to the Purchaser hereunder shall apply equally to Substitute Eligible Loan Assets; and
          (x) the Seller shall deliver to the Purchaser on the date of such Substitution a certificate of a Responsible Officer certifying that each of the foregoing is true and correct as of such date.
          (c) In addition, in connection with such Substitution, the Seller shall deliver or cause to be delivered to the Collateral Custodian the related Required Loan Documents. On the date any such Substitution is completed, the Purchaser shall, automatically and without further action, release and shall transfer to the Seller, free and clear of any Lien created pursuant to this Agreement, all of the right, title and interest of the Purchaser in, to and under such Replaced Loan Asset, and the Purchaser shall be deemed to represent and warrant that it has the company authority and has taken all necessary company action to accomplish such transfer, but without any other representation and warranty, express or implied.
     Section 6.3. Repurchase Limitations. The Seller and the Purchaser agree that the Seller and any Affiliate of the Seller may repurchase any Sale Portfolio only from the Purchaser in the case of a repurchase or Substitution of any Sale Portfolio pursuant to Sections 6.1 or 6.2.
ARTICLE VII.
ADDITIONAL RIGHTS AND OBLIGATIONS IN
RESPECT OF THE SALE PORTFOLIO
     Section 7.1. Rights of the Purchaser.
          (a) After the occurrence or declaration of the Facility Maturity Date, the Seller hereby authorizes the Purchaser, the Servicer, the Collateral Agent and the Administrative Agent and/or their respective designees or assignees to take any and all steps in Seller’s name and on behalf of the Seller that the Purchaser, the Servicer, the Collateral Agent or the Administrative Agent and/or their respective designees or assignees determine are necessary or appropriate to collect all amounts due under any and all Sale Portfolio and to enforce or protect the Purchaser’s, the Collateral Agent’s and the Administrative Agent’s rights under this Agreement, including endorsing the name of the Seller on checks and other instruments representing Interest Collections and Principal Collections and enforcing such Sale Portfolio.
          (b) Except as set forth in Sections 6.1 and 6.2 with respect to the repurchase or Substitution of certain Loan Assets, the Purchaser shall have no obligation to account for, replace, substitute or return any Sale Portfolio to the Seller. The Purchaser shall have no obligation to account for or to return Interest Collections or Principal Collections, or any interest or other finance charge collected pursuant thereto, to the Seller, irrespective of whether such

Interest Collections and Principal Collections and charges are in excess of the Purchase Price for such Sale Portfolio.
          (c) The Purchaser shall have the right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with the Sale Portfolio and all of the Purchaser’s right, title and interest in, to and under this Agreement, pursuant to the Loan and Servicing Agreement.
          (d) The Purchaser shall have the sole right to retain any gains or profits created by buying, selling or holding the Sale Portfolio and shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding.
     Section 7.2. Rights With Respect to Loan Asset Files.
          At any time when a Servicer other than Fifth Street Finance Corp. has been designated pursuant to Article VI of the Loan and Servicing Agreement, the Seller shall, at the Purchaser’s, the Collateral Agent’s, the Collateral Custodian’s or the Administrative Agent’s request, assemble all of the Loan Asset Files which evidence the Sale Portfolio originated by the Seller, or which are otherwise necessary or desirable to collect such Sale Portfolio, and make the same available to the Purchaser, the Collateral Agent, the Collateral Custodian or the Administrative Agent at a place selected by the Purchaser, the Collateral Agent, the Collateral Custodian, the Administrative Agent or their designee.
     Section 7.3. Notice to Collateral Agent, Administrative Agent and each Lender Agent.
          The Seller agrees that, concurrently with its delivery to the Purchaser, copies of all notices, reports, documents and other information required to be delivered by the Seller to the Purchaser hereunder shall be delivered by the Seller to the Collateral Agent, the Administrative Agent and each Lender Agent.
ARTICLE VIII.
SELLER TERMINATION EVENTS
     Section 8.1. Seller Termination Events.
          (a) If any of the following events (each a “Seller Termination Event”) shall have occurred:
          (i) the Seller shall fail to pay (A) any amount due pursuant to Section 6.1 in accordance with the provisions thereof or (B) any other amount required to be paid by the Seller hereunder within two Business Days of the date when due; or
          (ii) the Seller shall fail to observe or perform any covenant or agreement in any material respect applicable to it contained herein (other than as specified in paragraph (i) of this Section 8.1); and such failure shall continue unremedied for a period of 30 days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Seller by the Administrative Agent, the Collateral Agent (at the

direction of the Administrative Agent) or the Purchaser and (ii) the date on which the Seller acquires knowledge thereof; or
          (iii) any representation, warranty or certification made by the Seller in this Agreement or in any statement, record, certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect when made or deemed made in any material respect and shall not have been corrected within 30 Days after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Seller by the Administrative Agent, the Collateral Agent (at the direction of the Administrative Agent) or the Purchaser and (ii) the date on which a Responsible Officer of the Seller acquires knowledge thereof; provided that a Seller Termination Event shall not be deemed to have occurred under this paragraph (iii) based upon a Seller Purchase Event if the Seller shall have complied with the provisions of Section 6.1 in respect thereof; or
          (iv) (A) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Seller in an involuntary case under the Bankruptcy Code or any other Bankruptcy Laws, which decree or order is not stayed or any other similar relief shall be granted under any applicable federal or state law now or hereafter in effect and shall not be stayed; (B) (1) any involuntary case is commenced against the Seller under any Bankruptcy Law now or hereafter in effect, a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Seller, or over all or a substantial part of the property of the Seller, shall have been entered, an interim receiver, trustee or other custodian of the Seller for all or a substantial part of the property of the Seller is involuntarily appointed, a warrant of attachment, execution or similar process is issued against any substantial part of the property of the Seller, and (2) any event referred to in clause (B)(1) above continues for 60 days unless dismissed, bonded or disclosed; (C) the Seller shall at its request have a decree or an order for relief entered with respect to it or commence a voluntary case under any Bankruptcy Law now or hereafter in effect, or shall consent to the entry of a decree or an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such Bankruptcy Law, consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; (D) the making by the Seller of any general assignment for the benefit of creditors; (E) the inability or failure of the Seller generally to pay its debts as such debts become due; or (F) the board of directors of the Seller authorizes action to approve any of the foregoing; or
          (v) the occurrence of (A) an Event of Default set forth in Section 7.01 of the Loan and Servicing Agreement (past any applicable notice or cure period provided in the definition thereof) or (B) the Facility Maturity Date; or
          (vi) the Seller has been terminated as Servicer following a Servicer Termination Event with respect to the Servicer under the Loan and Servicing Agreement; or

          (vii) a notice of Lien shall have been filed by the Pension Benefit Guaranty Corporation against the Seller under Section 430(k) of the Code or Section 303(k) of ERISA for a failure to make a required installment or other payment to a plan to which Section 430(k) of the Code or Section 303(k) of ERISA applies unless there shall have been delivered to the Administrative Agent and each Lender Agent proof of release of such Lien; or
          (viii) any Lien in an amount equal to or greater than $1,000,000 has been asserted against or imposed on, any real or personal property of the Seller pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9607(1), or any equivalent or comparable state law, relating to or arising from the costs of, response to, or investigation, remediation or monitoring of, any environmental contamination resulting from the current or past operations of the Seller; or
          (ix) a Federal tax notice of Lien, in an amount equal to or greater than $1,000,000, shall have been filed against the Seller unless there shall have been delivered to the Administrative Agent and each Lender Agent proof of release of such Lien;
then, (A) in the case of any Seller Termination Event described in paragraph (iv), (v)(A), (vi), (vii), (viii) or (ix) above, the obligation of the Purchaser to Purchase Sale Portfolio from the Seller shall thereupon automatically terminate without further notice of any kind, which is hereby waived by the Seller, (B) in the case of any Seller Termination Event described in paragraph (v)(B) above, the obligation of the Purchaser to Purchase Sale Portfolio from the Seller shall thereupon terminate without notice of any kind, which is hereby waived by the Seller unless both the Purchaser and the Seller agree in writing that such event shall not trigger an Early Termination (as hereinafter defined) hereunder, and (C) in the case of any other Seller Termination Event, so long as such Seller Termination Event shall be continuing, the Purchaser or the Administrative Agent may terminate its obligation to Purchase Sale Portfolio from the Seller by written notice to the Seller (any termination pursuant to clause (A), (B) or (C) of this Article VIII is herein called an “Early Termination”); provided, that, in the event of any involuntary petition or proceeding as described in paragraphs (iv)(A) and (iv)(B) above, the Purchaser shall not Purchase Sale Portfolio from the Seller unless such involuntary petition or proceeding is dismissed, bonded or discharged within 60 days of the filing of such petition or the commencement of such proceeding.
     Section 8.2. Survival of Certain Provisions.
          Notwithstanding any provision contained herein to the contrary, the Seller’s and the Purchaser’s representations, covenants and obligations set forth in Articles IV, V, VI, and VII, as applicable, create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Collection Date; provided, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Seller pursuant to Articles III and IV and the provisions of Sections 6.1 and 6.2, the rights and obligations under Article VII, the indemnification provisions of Article IX and the provisions of Sections 5.1, 10.2, 10.8, 10.9, 10.10, 10.12, 10.13, 10.14 and 10.17 shall be continuing and shall survive any termination of this Agreement.

ARTICLE IX.
INDEMNIFICATION.
     Section 9.1. Indemnification by the Seller.
          (a) Without limiting any other rights which the Purchaser, any assignee of the Purchaser or any such Persons’ respective shareholders, officers, employees, agents, or Affiliates (each, an “Indemnified Party”) may have hereunder or under Applicable Law, the Seller hereby agrees to indemnify any Indemnified Party from and against any and all costs, expenses, losses, damages, claims, and liabilities, including attorneys’ fees and disbursements (all of the foregoing, being collectively referred to as, “Indemnified Amounts”), awarded against or incurred by such Indemnified Party or other non-monetary damages of any such Indemnified Party or any of them arising out of or as a result of this Agreement excluding, however, (a) any such amounts resulting solely from any gross negligence, bad faith or willful misconduct on the part of the applicable Indemnified Party or (b) Loan Assets that are uncollectible due to the Obligor’s financial inability to pay. Without limiting the foregoing, the Seller shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from any of the following (to the extent not resulting from the conditions set forth in (a) or (b) above):
          (i) any Person’s use, ownership or operation of any Underlying Collateral to the extent that such use, ownership or operation took place prior to the Purchase Date with respect to the related Sale Portfolio;
          (ii) any action taken by the Seller, other than in accordance with this Agreement, in respect of any portion of the Sale Portfolio;
          (iii) any Taxes (other than Taxes based upon the net or gross income of an Indemnified Party and Taxes that would constitute Excluded Amounts) that may at any time be asserted against any Indemnified Party with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, stamp or license Taxes and costs and expenses in defending against the same, arising by reason of the acts to be performed by the Seller under this Agreement and imposed against such Indemnified Party. Without limiting the foregoing, in the event that the Purchaser, the Collateral Agent, the Collateral Custodian, the Account Bank, the Servicer, any Lender, any Lender Agent or the Administrative Agent receives actual notice of any Transfer Taxes arising out of the Sale of any Sale Portfolio from the Seller to the Purchaser under this Agreement, on written demand by such party, or upon the Seller otherwise being given notice thereof, the Seller shall pay, and otherwise indemnify and hold the Purchaser, the Collateral Agent, the Collateral Custodian, the Account Bank, the Servicer, each Lender, each Lender Agent and the Administrative Agent harmless, on an after-tax basis, from and against any and all such Transfer Taxes (it being understood that the Purchaser, the Collateral Agent, the Collateral Custodian, the Account Bank, the Servicer, the Lenders, the Lender Agents and the Administrative Agent shall have no contractual obligation to pay such Transfer Taxes);

          (iv) the failure by the Seller to pay when due any Taxes due by the Seller for which the Seller is liable, including without limitation, sales, excise or personal property Taxes payable in connection with the Sale Portfolio;
          (v) the gross negligence, willful misconduct or bad faith of the Seller in the performance of its duties under this Agreement or by reason of reckless disregard of the Seller’s obligations and duties under this Agreement;
          (vi) any failure of the Seller to perform its duties or obligations in accordance with the provisions of this Agreement or any of the other Transaction Documents to which it is a party or any failure by the Seller or any Affiliate thereof to perform its respective duties under any Sale Portfolio;
          (vii) the failure of any Sale Portfolio to comply with all requirements of Applicable Law as of its Purchase Date;
          (viii) the failure by the Seller to comply with all requirements of Section 6.1 hereof;
          (ix) the failure by the Seller to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, any Transaction Document or with any Applicable Law;
          (x) any representation or warranty made or deemed made by the Seller, or any of its officers, under or in connection with this Agreement or any other Transaction Document, which shall have been false, incorrect or misleading in any respect when made or deemed made or delivered;
          (xi) the failure to vest and maintain vested in the Purchaser an undivided ownership interest in the Sale Portfolio, together with all Interest Collections and Principal Collections, free and clear of any Lien (other than Permitted Liens) whether existing at the time of any Purchase or at any time thereafter;
          (xii) the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to any Sale Portfolio, whether at the time of any Purchase or at any subsequent time;
          (xiii) any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment with respect to any Sale Portfolio (including, without limitation, a defense based on the Sale Portfolio not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);
          (xiv) any inability to obtain any judgment in, or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Seller to qualify to do business or file any notice or business activity report or any similar report;

          (xv) any action taken by the Seller in the enforcement or collection of any Sale Portfolio which results in any claim, suit or action of any kind pertaining to the Sale Portfolio or which reduces or impairs the rights of the Purchaser with respect to any Loan Asset or the value of any such Loan Asset;
          (xvi) any claim, suit or action of any kind arising out of or in connection with Environmental Laws relating to the Seller or the Sale Portfolio including any vicarious liability;
          (xvii) the commingling of Interest Collections and Principal Collections on the Sale Portfolio at any time with other funds of the Seller;
          (xviii) any investigation, litigation or proceeding related to this Agreement or the use of proceeds by the Seller or the security interest in the Sale Portfolio granted hereunder;
          (xix) any failure by the Purchaser to give reasonably equivalent value to the Seller in consideration for the transfer by the Seller to the Purchaser of any item of the Sale Portfolio or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;
          (xx) the failure of the Seller or any of its agents or representatives to remit to the Purchaser Interest Collections and Principal Collections on the Sale Portfolio remitted to the Seller or any such agent or representative as provided in this Agreement; or
          (xxi) failure or delay in assisting a successor Servicer in assuming each and all of the Servicer’s obligations to service and administer the Collateral Portfolio in accordance with the Loan and Servicing Agreement, or failure or delay in complying with instructions from the Administrative Agent with respect thereto.
          (b) Any amounts subject to the indemnification provisions of this Section 9.1 shall be paid by the Seller to the Indemnified Party within two Business Days following such Person’s demand therefor.
          (c) If for any reason the indemnification provided above in this Section 9.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party, on the one hand, and the Seller as the case may be, on the other hand, but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.
          (d) Indemnification under this Section 9.1 shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such Tax or refund on the amount of Tax measured by net income or profits that is or was payable by the Indemnified Party.
          (e) The obligations of the Seller under this Section 9.1 shall survive the termination of this Agreement.
     Section 9.2. Assignment of Indemnities.
          The Seller acknowledges that, pursuant to the Loan and Servicing Agreement, the Purchaser shall assign its rights of indemnity hereunder to the Collateral Agent, on behalf of the Secured Parties. Upon such assignment, (a) the Collateral Agent, on behalf of the Secured Parties, shall have all rights of the Purchaser hereunder and may in turn assign such rights, and (b) the obligations of the Seller under this Article IX shall inure to the Collateral Agent, on behalf of the Secured Parties. The Seller agrees that, upon such assignment, the Collateral Agent, on behalf of the Secured Parties, may enforce directly, without joinder of the Purchaser, the indemnities set forth in this Article IX.
ARTICLE X.
MISCELLANEOUS
     Section 10.1. Liability of the Seller. The Seller shall be liable in accordance herewith only to the extent of the obligations in this Agreement specifically undertaken by the Seller and with respect to its representations and warranties expressly set forth hereunder.
     Section 10.2. Limitation on Liability. Except with respect to any claim arising solely out of the willful misconduct or gross negligence of the Lenders, the Lender Agents, the Collateral Agent, the Collateral Custodian, the Administrative Agent or any other Secured Party, no claim may be made by the Seller or any other Person against the Lenders, the Lender Agents, the Collateral Agent, the Collateral Custodian, the Administrative Agent or any other Secured Party or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Seller hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
     Section 10.3. Amendments; Limited Agency. Except as provided in this Section 10.3, no amendment, waiver or other modification of any provision of this Agreement shall be effective unless signed by the Purchaser and the Seller and consented to in writing by the Administrative Agent, the Collateral Agent and the Required Lenders. The Purchaser shall provide not less than ten Business Days’ prior written notice of any such amendment to the Administrative Agent, the Collateral Agent, each Lender and each Lender Agent.
     Section 10.4. Waivers; Cumulative Remedies. No failure or delay on the part of the Purchaser (or any assignee thereof) or the Seller, in exercising any power, right, privilege or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, privilege or remedy preclude any other or future exercise thereof or the exercise of any other power, right, privilege or remedy. The powers, rights, privileges and remedies herein provided are cumulative and not exhaustive of any powers, rights, privileges and remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which it is given.
     Section 10.5. Notices. All demands, notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication and communication by e-mail in portable document format (.pdf)) and faxed, e-mailed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile and e-mail shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.
     Section 10.6. Merger and Integration. Except as specifically stated otherwise herein, this Agreement, the Loan and Servicing Agreement and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement, the Loan and Servicing Agreement and the Transaction Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.
     Section 10.7. Severability of Provisions. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.
     Section 10.8. GOVERNING LAW; JURY WAIVER. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.
     Section 10.9. Consent to Jurisdiction; Service of Process.
          (a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) Each of the Seller and the Purchaser agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Seller or the Purchaser, as applicable, at its address specified in Section 10.5. Nothing in this Section 10.9 shall affect the right of the Seller or the Purchaser to serve legal process in any other manner permitted by law.
     Section 10.10. Costs, Expenses and Taxes.
          (a) In addition to the rights of indemnification granted to the Purchaser and its Affiliates and officers, directors, employees and agents thereof under Article IX hereof, the Seller agrees to pay on demand all out-of-pocket costs and expenses of the Purchaser or its assignees incurred in connection with the preparation, execution, delivery, enforcement, administration (including periodic auditing), renewal, amendment or modification of, any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the fees and out-of-pocket expenses of counsel with respect thereto and with respect to advising the Purchaser or its assignees as to its rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all out-of-pocket costs and expenses, if any (including counsel fees and expenses), incurred by the Purchaser or its assignees in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith.
          (b) The Seller shall pay on demand any and all stamp, sales, excise and other Taxes and fees payable or determined to be payable to any Governmental Authority in connection with the execution, delivery, filing and recording of this Agreement and the other documents to be delivered hereunder.
          (c) The Seller shall pay on demand all other out-of-pocket costs, expenses and Taxes (excluding Taxes imposed on or measured by net income) incurred by the Purchaser or its assignees in connection with the execution, delivery, filing and recording of this Agreement and the other documents to be delivered hereunder, including, without limitation, all costs and expenses incurred by the Purchaser or its assignees in connection with periodic audits of the Seller’s books and records.
     Section 10.11. Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.
     Section 10.12. Bankruptcy Non-Petition and Limited Recourse; Claims. The Seller hereby agrees that it will not institute against, or join any other Person in instituting against, the Purchaser any Bankruptcy Proceeding so long as there shall not have elapsed one year and one day (or such longer preference period as shall then be in effect) since the Collection Date. The Seller hereby acknowledges that (i) the Purchaser has no assets other than the Sale Portfolio, (ii) the Purchaser shall, immediately upon Purchase hereunder, grant a security interest in the Sale

Portfolio to the Collateral Agent, on behalf of the Secured Parties, pursuant to the Loan and Servicing Agreement, and (iii) Available Collections generated by the Sale Portfolio will be applied to payment of the Purchaser’s obligations under the Loan and Servicing Agreement. In addition, the Seller shall have no recourse for any amounts payable or any other obligations arising under this Agreement against any officer, member, director, employee, partner, Affiliate or security holder of the Purchaser or any of its successors or assigns.
     Section 10.13. Binding Effect; Assignability.
          (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
          (b) Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Purchaser or the Seller except as permitted by this Section 10.13 or the Loan and Servicing Agreement. Simultaneously with the execution and delivery of this Agreement, the Purchaser will assign all of its right, title and interest in this Agreement to the Collateral Agent, for the benefit of the Secured Parties, to which assignment the Seller hereby expressly consents. Upon assignment, the Seller agrees to perform its obligations hereunder for the benefit of the Collateral Agent, for the benefit of the Secured Parties, under the Loan and Servicing Agreement and the Collateral Agent, in such capacity, shall be a third party beneficiary hereof. Upon such assignment, the Collateral Agent, for the benefit of the Secured Parties, under the Loan and Servicing Agreement may enforce the provisions of this Agreement, exercise the rights of the Purchaser and enforce the obligations of the Seller hereunder without joinder of the Purchaser.
          (c) The Administrative Agent, each Lender Agent, each Lender, the Collateral Custodian, the Collateral Agent and the other Secured Parties shall be third-party beneficiaries of this Agreement.
     Section 10.14. Waiver of Setoff.
          (a) The Seller’s obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right the Seller might have against the Purchaser, the Administrative Agent, the Lenders, the Lender Agents, the Collateral Agent, the Collateral Custodian, the other Secured Parties or any assignee of such Persons, all of which rights are hereby waived by the Seller.
          (b) The Purchaser shall have the right to set-off against the Seller any amounts to which the Seller may be entitled hereunder and to apply such amounts to any claims the Purchaser may have against the Seller from time to time under this Agreement. Upon any such set-off, the Purchaser shall give notice of the amount thereof and the reasons therefor to the Seller.
     Section 10.15. Headings and Exhibits. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

     Section 10.16. Rights of Inspection. The Purchaser, the Administrative Agent, each Lender Agent and their respective representatives and assigns may conduct at any reasonable time, with reasonable notice, and from time to time, and the Seller will fully cooperate with, a reasonable number of field examinations and audits of the inventory, the Loan Assets and business affairs of the Seller each calendar year. Each such inspection shall be at the sole expense of the Seller. The Purchaser and its representatives and successors and assigns acknowledge that in exercising the rights and privileges conferred in this Section 10.16, it or its representatives or assigns may, from time to time, obtain knowledge of information, practices, books, correspondence and records of a confidential nature and in which the Seller has a proprietary interest. The Purchaser and its representatives and successors and assigns each agree that (i) it shall retain in strict confidence and shall use its reasonable efforts to ensure that its representatives retain in strict confidence and will not disclose without the prior written consent of the Seller any or all of such information, practices, books, correspondence and records furnished to them and (ii) that it will not, and will use its reasonable efforts to ensure that its representatives and assigns will not, make any use whatsoever (other than for the purposes contemplated by this Agreement) of any of such information, practices, books, correspondence and records without the prior written consent of the Seller, unless such information is generally available to the public or is required by law to be disclosed.
     Section 10.17. Subordination. After giving effect to any payment relating to any indebtedness, obligation or claim the Seller may from time to time hold or otherwise have against the Purchaser or any assets or properties of the Purchaser, whether arising hereunder or otherwise existing, the Borrowing Base at such time must exceed the Obligations owed by the Purchaser to the Secured Parties under the Loan and Servicing Agreement. The Seller hereby agrees that at any time during which the condition set forth in the preceding sentence shall not be satisfied, the Seller shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of the Purchaser owing to each Lender, each Lender Agent, the Collateral Agent, the Collateral Custodian, the Administrative Agent or any other Secured Party under the Loan and Servicing Agreement.
     Section 10.18. Confidentiality. Each of the parties hereto hereby agrees with the confidentiality provisions set forth in Sections 11.13 and 11.14 of the Loan and Servicing Agreement.
[Signature pages to follow.]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

FIFTH STREET FUNDING, LLC, as the Purchaser
By:
Name:
Title:

Fifth Street Funding, LLC
10 Bank Street, 12th Floor
White Plains, NY 10606
Attention: Bernard D. Berman
Facsimile: (914) 328-4214
Phone: (914) 286-6800
Fifth Street Funding, LLC
Purchase and Sale Agreement

FIFTH STREET FINANCE CORP., as the Seller
By:
Name:
Title:

Fifth Street Finance Corp.
10 Bank Street, 12th Floor
White Plains, NY 10606
Attention: Bernard D. Berman
Facsimile: (914) 328-4214
Phone: (914) 286-6800
Fifth Street Funding, LLC
Purchase and Sale Agreement